Exhibit 99.1

Citizens Community Bancorp, Inc. Reports Fiscal Second Quarter, First Half 2014 Earnings,
Financial Results
Quarterly Performance Demonstrates Year-Over-Year Earnings Growth and Asset Quality Improvement

Eau Claire, WI, April 25, 2014 – Citizens Community Bancorp, Inc. (NasdaqGM: CZWI) (the "Company"), parent company of Citizens Community Federal (the “Bank”), a financial institution offering full-service retail banking and commercial lending, today announced unaudited financial results for the fiscal second quarter and six months ended March 31, 2014. The Bank's results reflected year-over-year earnings growth, an increase in non-interest income and improved asset quality.

For the three months ended March 31, 2014, net income was $321,000 or $0.06 per diluted share, compared with $333,000 or $0.06 per diluted share for the three months ended March 31, 2013. For the six months ended March 31, 2014, net income was $624,000 or $0.12 per diluted share, compared with $593,000 or $0.12 per diluted share for the six months ended March 31, 2013, a 5.2% year-over-year earnings improvement during the year to date period. As previously announced, the Bank closed two in-store branch offices during the fiscal first quarter of 2014 at a cost of $359,000. During the fiscal second quarter of 2014, additional fees were incurred in the amount of $34,000 relating to these branch closures and the sale of the Wisconsin Dells branch loans and deposits. Excluding these branch closure and sale costs, net income during the fiscal first half of 2014, was $859,800 or $0.17 per diluted share calculated as follows:

Fiscal 2014, Six Months ended, March 31, 2014
Net income after tax	$624,000	$624,000
Branch closure costs after tax ($393,000*.60)		235,800
Net income excluding branch closure costs		$859,800

Fiscal 2014, Six Months ended, March 31, 2014
Average shares of common stock outstanding	5,159,970	5,159,970
Earnings per diluted share of common stock	$0.12	$0.17

The Company's focus on improving asset quality was reflected in the fiscal second quarter balance sheet improvements. During the fiscal second quarter of 2014, the Bank sold the entire remaining balance of the non-agency residential mortgage-backed securities (MBS) portfolio, which had a book value of $1.5 million. Although the non-agency residential MBS were sold at a loss of $183,000, Management determined that it was not likely the Bank would collect all amounts due according to the contractual terms of the securities and that further deterioration in the securities was likely.

Non-interest income, excluding valuation losses, was $773,000 for the fiscal second quarter of 2014 compared to $669,000 for the fiscal second quarter of 2013. Gross fee income for the fiscal second quarter of 2014 was $587,000, an increase of $91,000 or 18.3% over the amount of gross fee income during the fiscal second quarter of 2013.

Non-performing loan balances as of March 31, 2014, decreased $940,000 or 36.0%, during the six months ended March 31, 2014 from their balances at September 30, 2013. At March 31, 2014, the Company's allowance for loan losses to total non-performing loans was 377.5% compared to 237.0% as of September 30, 2013. Non-performing loans as a percentage of total loans declined from 0.59% as of September 30, 2013 to 0.38% as of March 31, 2014.

Edward H. Schaefer, President and CEO, stated: “Our results reflect an ongoing commitment to focus on our most productive assets and markets, generate growth with greater efficiency, strengthen our balance sheet and generate shareholder value. We were able to maintain our net interest margin and at the same time, reduce income volatility with the sale of the remaining securities in the non-agency MBS portfolio. Net income remained relatively stable despite the impact of fewer days in the quarter, and we were able to double the annual cash dividend paid to our shareholders from $0.02 per share in fiscal 2013 to $0.04 per share in fiscal 2014. Our commercial lending and relationship business banking continues to expand with the introduction of agricultural lending products."

Highlights

•
Net interest income increased $63,000 or 1.3% for the quarter ended March 31, 2014 compared to the quarter ended March 31, 2013 as the Bank further reduced its cost of funds and continued to grow loans.

•
Non-interest income derived from deposit products increased 35.1% in the quarter ended March 31, 2014 compared to the same period in the previous year, despite seasonal declines in debit card fees and deposit service charges. Consumer mortgage loan fee income decreased year over year, partially offset by an increase in commercial loan origination fees.

•
The Company’s provision for loan losses was $480,000 for the three months ended March 31, 2014, as compared to $765,000 for the three months ended March 31, 2013. The allowance for loan losses, as a percent of total loans, increased at March 31, 2014, to 1.42% from 1.40% at September 30, 2013. The Bank continues to maintain a separate restricted reserve account at 3% for any outstanding purchased indirect consumer loan balances. The allowance for loan losses, as a percent of total loans net of these purchased indirect consumer loans, was 1.51% as of March 31, 2014.

•
Total non-interest expense was $4.5 million for the fiscal second quarter ended March 31, 2014, compared with $4.2 million for the fiscal second quarter ended March 31, 2013. The increase in non-interest expense for the fiscal second quarter ended March 31, 2014 compared to the same period in the previous year, was primarily due to an insurance settlement reimbursement during the 2013 second quarter for legal fees incurred which reduced non-interest expense in fiscal 2013.

•
Earnings slightly decreased during the fiscal second quarter of 2014 over the prior year quarter, primarily due to an insurance settlement reimbursement for legal fees incurred received in the second quarter of 2013.

•
The Company continues to be well capitalized by accepted regulatory standards. The tier 1 capital to adjusted total assets ratio was 10.0% at March 31, 2014, compared with 9.9% at September 30, 2013. The Company’s total capital to risk weighted assets ratio was 17.2% at March 31, 2014, compared with 16.3% at September 30, 2013.

•
Total assets declined $3.9 million to $550.6 million as of March 31, 2014, from $554.5 million at September 30, 2013, due to a decrease in cash and cash equivalents and investment securities held over the six month period ended March 31, 2014.

•
Total loans increased $2.3 million to $443.2 million as of March 31, 2014, from $440.9 million at September 30, 2013, despite the sale of loans associated with the Wisconsin Dells branch. Commercial real estate loans, including agricultural lending, increased $14.7 million and purchased indirect consumer loans increased $5.3 million during the fiscal first half of 2014 over their balances at September 30, 2013, accounting for the majority of this loan growth.

•
Total deposits at March 31, 2014 decreased to $434.5 million, compared with $447.4 million at September 30, 2013, largely due to branch closures and the sale of deposits associated with the Wisconsin Dells branch.

•	Book value per share at March 31, 2014, rose to $10.76 compared with $10.52 at March 31, 2013, primarily reflecting the Company's growth and operations improvement between the periods.

"The sale of the remaining non-agency MBS portfolio was a huge accomplishment during the fiscal second quarter of 2014," Schaefer explained. "Impairment charges related to the non-agency MBS portfolio were significant and had a negative impact on income over the last several years. We look forward to a future unmarred by the instability the non-agency MBS portfolio caused to our earnings."

"Our new full-service facility in Rice Lake, Wisconsin continues to meet expectations, as we offer additional products and services to enhance our commercial banking relationships - including agricultural lending products. During the fiscal second quarter of 2014, we renegotiated leases in certain retail branch locations as we continue to work to maximize the potential and profitability of our branch network, while seeking opportunities in new markets to enhance our footprint."

Schaefer added, "Our core operations continue to improve and make our positive financial performance increasingly visible at the bottom line. With improved asset quality, we were able to reduce our provision for loan losses expense by $585,000 or 35.1% during the first six months of fiscal 2014, compared to the first six months of fiscal 2013, while increasing our allowance for loan losses as a percent of total loans to 1.42%."

Income Statement and Balance Sheet Overview

The Company reported total interest and dividend income of $5.9 million during the quarter ended March 31, 2014, compared with $6.1 million during the quarter ended March 31, 2013. Interest expense declined to $1.0 million during the fiscal second quarter of 2014, compared with $1.3 million during the fiscal second quarter of 2013.

Net interest income before provision for loan losses was $4.83 million during the fiscal second quarter of 2014 compared to $4.77 million during the fiscal second quarter of 2013. With the introduction of agricultural lending in the fiscal second quarter of 2014, the Bank's commercial banking and lending platform remains a key focus and contributor to net interest income.

Non-interest income, including valuation losses, decreased to $632,000 during the quarter ended March 31, 2014, compared with $696,000 during the same period of the prior fiscal year mainly due to the loss on sale of the non-agency MBS in the amount of $183,000.

Total non-interest expense increased $322,000 during the quarter ended March 31, 2014, compared with the quarter ended March 31, 2013, primarily reflecting an insurance settlement reimbursement received during the second quarter of 2013 for legal fees incurred which reduced non-interest expense in fiscal 2013.

Net interest margin was 3.62% and the Bank's net interest spread was 3.56% as of March 31, 2014, compared with net interest margin of 3.66% and net interest spread of 3.55% at March 31, 2013. The average yield on interest bearing liabilities in the quarter ended March 31, 2014, was 0.85% compared to 1.13% during the quarter ended March 31, 2013. "Although we were able to reduce the average yield on interest bearing liabilities by 28 basis points year over year, our ability to lower overall funding costs has become more challenging." explained Schaefer.

Total loans increased $2.4 million to $443.2 million as of March 31, 2014, from $440.9 million at September 30, 2013, which includes the sale of loans associated with the sale of the Wisconsin Dells branch.

“We were very encouraged in our year-over-year loan portfolio growth even with the sale of loans noted above. Residential mortgage lending has been relatively soft, but we continue to build traction in commercial and indirect consumer lending. A key goal of our lending strategy is to build a complete banking relationship with customers that includes deposits and additional banking products and services."

Total deposits were $434.5 million as of March 31, 2014, compared with $447.4 million as of September 30, 2013. These results reflect the Company's initiatives to reduce its cost of funds by allowing higher priced deposits to run off, trimming our reliance on non-relationship deposits.

The Company’s allowance for loan losses was $6.3 million at March 31, 2014, compared with $6.2 million at September 30, 2013. Non-accruing loans declined to $1.3 million at March 31, 2014, compared with $2.1 million at September 30, 2013. Net loans charged off for the six months ended March 31, 2014 were $964,000, compared with $1.5 million for the same period in the prior year. "Credit performance was strong in the first six months of 2014 as losses remained at historically low levels and we continued to originate high quality loans," said Schaefer.

Loans 30 days or more past due were $4.3 million as of March 31, 2014, compared with $5.6 million as of September 30, 2013. As a ratio to total loans, past due loans declined to 0.97% at March 31, 2014, from 1.27% as of September 30, 2013.

At March 31, 2014, the Bank's total capital to risk weighted assets was 17.2%, tier 1 capital to risk weighted assets was 16.0% and tier 1 capital to adjusted total assets was 10.0%. All ratios exceeded regulatory standards as of that date for a well-capitalized institution. Tangible book value per share was $10.76 per common share as of March 31, 2014, compared to $10.52 per common share as of March 31, 2013.

Schaefer concluded: “Our fiscal 2014 six month performance results increased our capital strength and shareholder value. As we look to expand our franchise through growth and acquisition, we are dedicated to marketing a wider range of products and services supported by dedicated employees and delivered to customers through efficient operations."

About the Company

Citizens Community Federal, a wholly owned subsidiary of Citizens Community Bancorp, Inc., is a full-service bank based in Eau Claire, Wisconsin, serving more than 50,000 customers in Wisconsin, Minnesota and Michigan through 23 branch locations, including 14 locations in Walmart Supercenters. The Company’s stock trades on the NASDAQ Global Market under the symbol “CZWI.”

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to consumer demand for the Bank’s products and services; the Bank’s ability to maintain current deposit and loan levels at current interest rates; competitive and technological developments; deteriorating credit quality, including changes in the interest rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; the Bank’s ability to maintain required capital levels and adequate sources of funding and liquidity; maintaining capital requirements may limit the Bank’s operations and potential growth; changes and trends in capital markets; competitive pressures among depository institutions; effects of critical accounting estimates and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies overseeing the Bank; the Bank’s ability to implement its cost-savings and revenue enhancement initiatives; legislative or regulatory changes or actions or significant litigation adversely affecting the Bank; fluctuation of the Company’s stock price; the Bank's ability to attract and retain key personnel; the Bank's ability to secure confidential information through the use of computer systems and telecommunications networks; and the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2013 filed with the Securities and Exchange Commission on December 9, 2013. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this report.

Non-GAAP

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding the Company's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Contact: Mark Oldenberg, CFO
715-836-9994

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
March 31, 2014 (unaudited) and September 30, 2013 (derived from audited financial statements)
(in thousands, except share data)

	March 31, 2014	September 30, 2013
Assets
Cash and cash equivalents	$19,886	$17,601
Other interest-bearing deposits	245	1,988
Investment securities (at fair value of $72,917 and $79,695)	72,939	79,695
Federal Home Loan Bank stock	3,300	3,300
Loans receivable	443,214	440,863
Allowance for loan losses	(6,296)	(6,180)
Loans receivable, net	436,918	434,683
Office properties and equipment, net	4,171	4,835
Accrued interest receivable	1,408	1,469
Intangible assets	189	218
Foreclosed and repossessed assets, net	1,628	1,028
Other assets	9,953	9,704
TOTAL ASSETS	$550,637	$554,521
Liabilities and Stockholders' Equity
Liabilities:
Deposits	$434,458	$447,398
Federal Home Loan Bank advances	57,730	50,000
Other liabilities	3,094	2,938
Total liabilities	495,282	500,336
Stockholders' equity:
Common stock - $0.01 par value, authorized 30,000,000; 5,167,837 and 5,154,891 shares issued and outstanding, respectively	51	51
Additional paid-in capital	54,240	54,116
Retained earnings	2,890	2,473
Unearned deferred compensation	(259)	(169)
Accumulated other comprehensive loss	(1,567)	(2,286)
Total stockholders' equity	55,355	54,185
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$550,637	$554,521

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations (unaudited)
Three and Six Months Ended March 31, 2014 and 2013
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013
Interest and dividend income:
Interest and fees on loans	$5,519	$5,707	$11,241	$11,702
Interest on investments	355	391	716	766
Total interest and dividend income	5,874	6,098	11,957	12,468
Interest expense:
Interest on deposits	879	1,221	1,827	2,457
Interest on borrowed funds	163	108	318	281
Total interest expense	1,042	1,329	2,145	2,738
Net interest income	4,832	4,769	9,812	9,730
Provision for loan losses	480	765	1,080	1,665
Net interest income after provision for loan losses	4,352	4,004	8,732	8,065
Non-interest income:
Total fair value adjustments and other-than-temporary impairment	(411)	(237)	(78)	6
Portion of gain (loss) recognized in other comprehensive loss (before tax)	412	(134)	—	(670)
Net (losses) gains on sale of available for sale securities	(142)	398	(142)	608
Net (losses) gains on available for sale securities	(141)	27	(220)	(56)
Service charges on deposit accounts	450	333	1,003	723
Loan fees and service charges	137	163	354	457
Other	186	173	371	332
Total non-interest income	632	696	1,508	1,456
Non-interest expense:
Salaries and related benefits	2,375	2,235	4,644	4,430
Occupancy	635	628	1,270	1,238
Office	279	432	660	729
Data processing	381	409	745	793
Amortization of core deposit intangible	14	14	28	28
Advertising, marketing and public relations	69	46	145	87
FDIC premium assessment	104	177	209	352
Professional services	213	(139)	431	227
Other	409	355	1,128	665
Total non-interest expense	4,479	4,157	9,260	8,549
Income before provision for income tax	505	543	980	972
Provision for income taxes	184	210	356	379
Net income attributable to common stockholders	$321	$333	$624	$593
Per share information:
Basic earnings	$0.06	$0.06	$0.12	$0.12
Diluted earnings	$0.06	$0.06	$0.12	$0.12
Cash dividends paid	$0.04	$0.02	$0.04	$0.02